UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2016

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On May 13, 2016, Dunning Creek LLC (“Dunning Creek”), a wholly-owned financing subsidiary of FS Investment Corporation II (the “Company”), and Deutsche Bank AG, New York Branch (“Deutsche Bank”), as administrative agent and lender, entered into an amendment (the “Amendment”) to Dunning Creek’s revolving credit facility, dated as of May 14, 2014 (as amended, the “Credit Facility”).

The Amendment (i) extends the maturity date of the Credit Facility to May 14, 2017, (ii) reduces the maximum commitments available under the Credit Facility from $250 million to $150 million, (iii) increases the applicable spread over the London Interbank Offered Rate to 1.70% per annum, (iv) provides for a commitment fee of 0.75% per annum on the unborrowed portion of the Credit Facility, (v) provides for an excess unused fee of 0.95% per annum payable on any unborrowed portion of the Credit Facility in excess of $75 million and (vi) provides for a commitment reduction fee in an amount equal to the commitment fee and, as applicable, excess unused fee that would have accrued through scheduled maturity on any amount by which the commitments are reduced.

The Company paid certain fees to Deutsche Bank in connection with the Amendment.

No other material terms of the Credit Facility changed in connection with the Amendment.

The foregoing description of the Amendment as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Third Amendment to Credit Agreement, dated as of May 13, 2016, by and between Dunning Creek LLC and Deutsche Bank AG, New York Branch, as administrative agent and lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	May 18, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Third Amendment to Credit Agreement, dated as of May 13, 2016, by and between Dunning Creek LLC and Deutsche Bank AG, New York Branch, as administrative agent and lender.